Exhibit 99.1

Contacts:
GendeLLindheim BioCom Partners
Investors	Media
(800) 987-8256	Barbara Lindheim
info@peregrineinc.com	(212) 918-4650

PEREGRINE PHARMACEUTICALS REPORTS FIRST QUARTER
FISCAL YEAR 2008 FINANCIAL RESULTS

TUSTIN, Calif., September 10, 2007 -- Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a clinical stage biopharmaceutical company developing monoclonal antibodies for the treatment of cancer and hepatitis C virus (HCV) infection, today announced financial results for the first quarter of fiscal year 2008 ended July 31, 2007. The company reported a consolidated net loss of $4,656,000, or $0.02 per basic and diluted share, compared to a consolidated net loss of $5,457,000 or $0.03 per basic and diluted share for the same prior year period.

Total revenues for the current quarter increased 286% to $1,625,000 versus $421,000 for the comparable quarter last year. Avid Bioservices, the company’s wholly-owned contract manufacturing subsidiary, contributed $1,621,000 in contract manufacturing revenue versus $398,000 recorded in the similar prior year period.

“The first quarter has set the foundation for what we expect to be a year of solid achievement,” said Steven W. King, president and CEO of Peregrine. “We made continued progress in each of our three key clinical programs, including reporting positive top-line results in our first cancer study of bavituximab in combination with chemotherapy; initiating new clinical trials in our bavituximab HCV and Cotara® brain cancer programs; submitting a new bavituximab Phase II clinical trial protocol and achieving significant revenue growth at our Avid subsidiary. With these outstanding accomplishments in the quarter, plus the anticipated submission of at least three more clinical trial protocols by the end of the calendar year, we are well positioned to continue our positive momentum.”

Mr. King continued, “We further strengthened the company’s financial position during the quarter with the infusion of approximately $20.9 million in net proceeds in a registered direct offering with several institutional investors. These capital resources will enable us to continue to generate data from our three current clinical programs, which give us multiple opportunities for success in our key value driving programs during fiscal year 2008.”

Mr. King concluded, “Another important development during the quarter was the announcement that our proposal to investigate the utility of bavituximab along with other anti-phosphotidylserine antibodies as a treatment for hemorrhagic fever virus was selected for negotiation of a 5-year contract award by the Defense Threat Reduction Agency of the U.S. Department of Defense, potentially valued at up to $44.5 million. We consider this a significant third party validation of the broad anti-viral potential of our technology and contract negotiations are proceeding.”

Total costs and expenses slightly increased by 5% to $6,513,000 for the quarter ended July 31, 2007 from $6,212,000 for the same quarter last year. The increase in total expenses was primarily due to an increase in cost of contract manufacturing related to higher reported revenue during the quarter, as well as a small increase in selling, general and administrative expenses. These current quarter increases were offset by a decrease in research and development expenses of $417,000 during the current quarter ended July 31, 2007 primarily due to the timing of initiating new clinical studies.

Interest and other income decreased $110,000 during the current quarter compared to the same prior year quarter. At July 31, 2007, the company had $30,635,000 in cash and cash equivalents, compared to $16,044,000 at fiscal year end April 30, 2007.

Conference Call
The company will host a live conference call and webcast on Monday, September 10, 2007 at 11:30 a.m. EDT/8:30 a.m. PDT to discuss its first quarter results.

To listen to a live broadcast of the call over the Internet or to review the archived webcast, please visit: http://www.peregrineinc.com. The webcast will be archived on Peregrine's website for 30 days.

To listen to the call via telephone, please call the following number approximately 10 minutes prior to the scheduled time of the conference call: 1-800-860-2442 and request to join the Peregrine Pharmaceuticals conference call. A telephonic replay of the conference call will be available one hour after the conclusion of the call through September 17, 2007 by calling (877) 344-7529, passcode 382933#.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection. The company is pursuing three separate clinical programs in cancer and HCV infection in the U.S. and India with its lead product candidates bavituximab and Cotara®. Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (http://www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at http://www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the company may experience delays in clinical trial patient enrollment, the risk that Avid’s revenue growth may slow or decline, the risk that future protocol submissions may not be approved, and the uncertainty as to whether the company will successfully consummate a contract with the Defense Threat Reduction Agency.. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2007. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

--Tables to Follow--

PEREGRINE PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2007	April 30, 2007
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$30,635,000	$16,044,000
Trade and other receivables	1,514,000	750,000
Inventories, net	2,363,000	1,916,000
Prepaid expenses and other current assets	1,172,000	1,188,000

Total current assets	35,684,000	19,898,000

PROPERTY:
Leasehold improvements	655,000	646,000
Laboratory equipment	3,587,000	3,533,000
Furniture, fixtures and office equipment	886,000	873,000

	5,128,000	5,052,000
Less accumulated depreciation and amortization	(3,332,000)	(3,212,000)

Property, net	1,796,000	1,840,000

Other assets	1,188,000	1,259,000

TOTAL ASSETS	$38,668,000	$22,997,000

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PEREGRINE PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	July 31, 2007	April 30, 2007
	Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,366,000	$1,683,000
Accrued clinical trial site fees	113,000	228,000
Accrued legal and accounting fees	281,000	392,000
Accrued royalties and license fees	107,000	337,000
Accrued payroll and related costs	664,000	874,000
Notes payable, current portion	317,000	379,000
Capital lease obligation, current portion	17,000	17,000
Deferred revenue	1,820,000	1,060,000
Other current liabilities	427,000	885,000

Total current liabilities	5,112,000	5,855,000

Notes payable, less current portion	69,000	119,000
Capital lease obligation, less current portion	26,000	30,000
Deferred license revenue	-	4,000
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock-$.001 par value; authorized 5,000,000 shares; non-voting; nil shares outstanding	-	-
Common stock-$.001 par value; authorized 250,000,000 shares; outstanding - 226,210,617 and 196,112,201, respectively	226,000	196,000
Additional paid-in capital	245,551,000	224,453,000
Accumulated deficit	(212,316,000)	(207,660,000)

Total stockholders' equity	33,461,000	16,989,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$38,668,000	$22,997,000

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PEREGRINE PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED
	July 31, 2007	July 31, 2006
	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$1,621,000	$398,000
License revenue	4,000	23,000
Total revenues	1,625,000	421,000

COSTS AND EXPENSES:
Cost of contract manufacturing	1,181,000	530,000
Research and development	3,624,000	4,041,000
Selling, general and administrative	1,708,000	1,641,000
Total costs and expenses	6,513,000	6,212,000

LOSS FROM OPERATIONS	(4,888,000)	(5,791,000)

OTHER INCOME (EXPENSE):
Interest and other income	239,000	349,000
Interest and other expense	(7,000)	(15,000)

NET LOSS	$(4,656,000)	$(5,457,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	206,071,568	184,108,083

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.02)	$(0.03)

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